Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at Raymond James

Financial Services Conference

CHICAGO, August 7, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Raymond James Financial Services Conference in Chicago on Tuesday, August 14, 2012, at 9:45 a.m. Central Time.  Investors may access the webcast for the presentation used at the conference under the PrivateBancorp, Inc.  Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 7 days following the conference date.  The Company’s presentation used at the conference and in meetings with investors will also be available on the Company’s website.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2012, the Company had 34 offices in 9 states and $12.9 billion in assets.  Our website is www.theprivatebank.com.

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